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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No.333-45375) pertaining to the 1997 Employee Stock Purchase Plan, the Amended and Restated 1994 Stock Option Plan, and the 1997 Directors' Stock Option Plan of Corixa Corporation and the Registration Statement (Form S-8 No. 333-67089) pertaining to the GenQuest, Inc. 1996 Stock Option Plan, of our report dated February 3, 1999 included in the Form 10-K for the year ended December 31, 1998.

                                                               ERNST & YOUNG LLP
Seattle, Washington
March 19, 1999




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